SUB-ITEM 77Q3

                               MFS SERIES TRUST IX

(a)(i) Based upon their evaluation of the registrant's disclosure controls and procedures as conducted within 90 days of the filing date of this report, the registrant's chief financial officer and chief executive officer have concluded that those disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the registrant in the reports it files or submits under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is recorded, processed, summarized and reported in substantial compliance with the 1934 Act and the Commission's rules and forms thereunder.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their last evaluation.

(iii)    Certifications

     I, Richard M. Hisey, certify that:

1.       I have reviewed this report on Form N-SAR of MFS Series Trust IX;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: December 20, 2002

                                                     s RICHARD M. HISEY
                                                     Richard M. Hisey
                                                     Chief Financial Officer


                                       SUB-ITEM 77Q3

                               MFS SERIES TRUST IX

   (iii) Certifications (continued)

     I, John W. Ballen, certify that:

     1.  I have reviewed this report on Form N-SAR of MFS Series Trust IX;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

            a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: December 20, 2002



                                 s JOHN W. BALLEN
                                 John W. Ballen
                                 Chief Executive Officer


This page being filed for series 1 MFS Series Trust IX, MFS Bond Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $32,289
Class B           $11,959
Class C           $3,116
Class I                    $608

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.39
Class 529A                 $0.19
Class B           $0.35
Class 529B                 $0.17
Class C           $0.35
Class 529C                 $0.17
Class I                    $0.41

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           86,083
Class 529A                 1
Class B           35,409
Class 529B                 1
Class C                    9,040
Class 529C                 2
Class I                    1,564

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $12.26
Class 529A                 $12.26
Class B           $12.22
Class 529B                 $12.22
Class C           $12.21
Class 529C                 $12.21
Class I                    $12.27


This page being  filed for series 2 MFS Series  Trust IX, MFS  Limited  Maturity
Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $9,362
Class 529A                 $1
Class B           $3,674
Class 529B                 $1
Class C           $2,309
Class I                    $79

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.18
Class 529A                 $0.08
Class B           $0.15
Class 529B                 $0.07
Class C           $0.15
Class 529C                 $0.07
Class I                    $0.18

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           60,626
Class 529A                 25
Class B           30,416
Class 529B                 38
Class C                    20,510
Class 529C                 7
Class I                    1,198

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $6.82
Class 529A                 $6.83
Class B           $6.80
Class 529B                 $6.79
Class C           $6.82
Class 529C                 $6.82
Class I                    $6.80


This page being filed for series 3
MFS Series Trust IX, MFS Municipal Limited Maturity Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $1,660
Class B           $234
Class C           $287

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.12
Class B           $0.09
Class C           $0.09

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           16,721
Class B           3,471
Class C                    4,337

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $7.84
Class B           $7.83
Class C           $7.84



This page being filed for series 4 MFS Series Trust IX, MFS Research Bond Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $2,199
Class B           $1,299
Class C           $550
Class I                    $349


Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.28
Class 529A                 $0.13
Class B           $0.24
Class 529B                 $0.11
Class C           $0.24
Class 529C                 $0.11
Class I                    $0.29

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           10,770
Class 529A                 5
Class B           6,949
Class 529B                 1
Class C                    2,876
Class I                    5,407

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $10.24
Class 529A                 $10.23
Class B           $10.26
Class 529B                 $10.26
Class C           $10.26
Class 529C                 $10.26
Class I                    $10.24


This page being filed for series 5
MFS Series Trust IX, MFS Intermediate Investment Grade Bond Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $293
Class B           $73
Class C           $22
Class I                    $86

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.26
Class B           $0.21
Class C           $0.21
Class I                    $0.26

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           2,504
Class B           884
Class C                    240
Class I                    1,092

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $10.25
Class B           $10.26
Class C           $10.26
Class I                    $10.25


This page being filed for series 6 MFS Series Trust IX, MFS Large Cap Value Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           53

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $8.62
Class I                    $8.77



This page being filed for series 8 MFS Series Trust IX, MFS Emerging Opportunities Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           43
Class I                    58

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $6.26
Class I                    $6.28